Exhibit 32.1 – CEO Certification

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael W. Eller , President and Chief Executive Officer (principal executive officer) of Electronic Systems Technology Inc. (the "Company")  (the “Registrant”), and Michael W Eller, Chief Financial Officer (principal financial and accounting officer) of the Registrant, each hereby certifies that, to the best of their knowledge::

1.

The Annual Report on Form 10-K/A-2 of Electronic Systems Technology, Inc. (the “Company”) for the fiscal year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:   /s/ Michael W. Eller

         Michael W. Eller, President

        (Principal Executive Officer)

Date:  August 27, 2018

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended; and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing..

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant to be furnished to the Securities and Exchange Commission or its staff upon request.